                                                                    EXHIBIT 1.1




                                                     DRAFT OF SEPTEMBER 16, 1997
================================================================================







                      INDUSTRIAL DISTRIBUTION GROUP, INC.
                            (a Delaware corporation)


                        3,000,000 Shares of Common Stock




                               PURCHASE AGREEMENT





Dated:  September __, 1997

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
PURCHASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         (a)     Representations and Warranties by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                 (i)      Compliance with Registration Requirements . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (ii)     Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (iii)    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (iv)     No Material Adverse Change in Business  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (v)      Good Standing of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (vi)     Good Standing of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (vii)    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (viii)   Authorization of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (ix)     Authorization and Description of Securities . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (x)      Absence of Defaults and Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (xi)     Absence of Labor Dispute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (xii)    Absence of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (xiii)   Accuracy of Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (xiv)    Possession of Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (xv)     Absence of Further Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (xvi)    Possession of Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (xvii)   Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (xviii)  Compliance with Cuba Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (xix)    Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (xx)     Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (xxi)    Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (xxii)   Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (xxiii)  Certain Actions.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (xxiv)   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (xxv)    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (xxvi)   Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (xxvii)  Proper Completion of Combination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         (b)     Officer's Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.       Sale and Delivery to Underwriters; Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         (a)     Initial Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                                                                                     Page
                                                                                                                     ----
         (b)     Option Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (c)     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (d)     Denominations; Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 3.       Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         (a)     Compliance with Securities Regulations and Commission Requests . . . . . . . . . . . . . . . . . . .  13
         (b)     Filing of Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (c)     Delivery of Registration Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (d)     Delivery of Prospectuses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (e)     Continued Compliance with Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (f)     Blue Sky Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (g)     Rule 158 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (h)     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (i)     Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (j)     Restriction on Sale of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (k)     Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (l)     Compliance with NASD Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (m)     Compliance with Rule 463 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         (n)     Combination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 4.       Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         (a)     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         (b)     Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 5.       Conditions of Underwriters' Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         (a)     Effectiveness of Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (b)     Opinion of Counsel for Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (c)     Opinion of Counsel for Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (d)     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (e)     Accountant's Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (f)     Bring-down Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (g)     Approval of Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (h)     No Objection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (i)     Lock-up Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (j)     Combination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (k)     Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (m)     Conditions to Purchase of Option Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (n)     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (o)     Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                                                                                     Page
                                                                                                                     ----
SECTION 6.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         (a)     Indemnification of Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (b)     Indemnification of Company, Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (c)     Actions against Parties; Notification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         (d)     Settlement without Consent if Failure to Reimburse . . . . . . . . . . . . . . . . . . . . . . . . .  22
         (e)     Indemnification for Reserved Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 7.       Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 8.       Representations, Warranties and Agreements to Survive Delivery . . . . . . . . . . . . . . . . . . .  24

SECTION 9.       Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         (a)     Termination; General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         (b)     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 10.      Default by One or More of the Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 12.      Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 13.      GOVERNING LAW AND TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 14.      Effect of Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                                                                                     Page
                                                                                                                     ----
SCHEDULE A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch A-1

SCHEDULE B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch B-1

SCHEDULE C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch C-1

SCHEDULE D  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch D-1

Exhibit A-1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1-1

Exhibit B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

Annex A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Annex A-1

                      INDUSTRIAL DISTRIBUTION GROUP, INC.

                            (a Delaware corporation)

                        3,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT
                                                              September __, 1997
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
The Robinson-Humphrey Company, Inc.
  as Representative(s) of the several Underwriters
c/o  Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Industrial Distribution Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and The Robinson-Humphrey Company, Inc. are acting as representative(s) (in such capacity, the "Representative(s)"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 450,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 3,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 450,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the Underwriters agree that up to 150,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees, persons having business relationships with the Company and certain other persons designated by the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-31539) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated August 29, 1997 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         At the Closing Time (defined below), the Company will or will cause one or more subsidiaries of the Company to merge with each of the companies listed on Schedule D (each a "Founding Company" and, collectively, the "Founding Companies"), in each case pursuant to an agreement and plan of merger and/or reorganization (each an "Acquisition Agreement" and, collectively, the "Acquisition Agreements"), as described in the Prospectus under "The Combination" and "Certain Transactions" (collectively, the "Combination").

         SECTION 1.       Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof (except for the representation set forth in paragraph (xxvii) which is given only as of the Closing Time and as of each Delivery Date), and agrees with each Underwriter, as follows:

                 (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434, and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus or any amendments or supplement thereto.

                 Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) Independent Accountants. Each of the accountants who certified the financial statements (including the historical financial statements) and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iii) Financial Statements. The historical financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company, each Founding Company and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company, each Founding Company and their respective consolidated subsidiaries for the periods specified; each of said financial statements has been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma combined financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma combined financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules of the Company or the Founding Companies are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement or the Prospectus.

                 (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (D) except for regular dividends on the capital stock of the Founding Companies in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by any Founding Company on any class of its capital stock.

                 (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                 (vi) Good Standing of Subsidiaries. Each subsidiary of the Company, including without limitation each of the Founding Companies and each of their respective subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and after giving effect to the Combination will be owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Subsidiary are outstanding; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company immediately after giving effect to the Combination will be the Subsidiaries listed on Exhibit 21.1 to the Registration Statement.

                 (vii) Capitalization. As of the Closing Time, the Company has authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"); prior to the closing of the transactions contemplated by the Acquisition Agreements and the issuance of shares of Common Stock as contemplated thereby and hereby, the Company had issued and outstanding 129,749 shares of Common Stock and no shares of Preferred Stock; upon consummation of the Combination and the issuance of 3,330,224 shares of Common Stock as contemplated by the Acquisition Agreements (which, together the 129,749 shares of Common Stock issued prior to the Combination, are all the shares of Common Stock issued or to be issued prior to the issuance and sale of the Securities), without giving effect to the issuance of the Securities pursuant to the terms of this Agreement, the Company will have issued and outstanding 3,459,973 shares of Common Stock and no shares of Preferred Stock. All of such shares of Common Stock have been duly authorized and, when issued and delivered to the purchasers thereof against payment therefor as provided in the Acquisition Agreements, will be validly issued, fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to issue any shares of, capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                 (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                 (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                 (x) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or such Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or such Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the Combination and the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that have been or will be waived by the beneficiary thereof at the Closing Time or would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations except such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                 (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the actual knowledge of Martin S. Pinson, Douglass C. Smith, Jack P. Healy and the president of each Subsidiary (the "Designated Officers"), is imminent, and the Designated Offices are not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                 (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Combination or the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or the performance by the Company or any Subsidiary of their obligations in connection with the Combination; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                 (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                 (xiv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them and to be operated following the Combination, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                 (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the Combination or the transactions contemplated by this Agreement, except
         (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                 (xvi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess the same would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (xvii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company or any Subsidiary and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except liens for taxes not yet due and payable except such as (a) are described in the Prospectus or (b) would not reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (xviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                 (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or policy, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to Hazardous Materials (as hereinafter defined) or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws. "Hazardous Materials" mean any and all materials whose presence, quantities or concentrations are or are reasonably likely to be regulated under any Environmental Law.

                 (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                 (xxii) Tax Returns. The Company and each Subsidiary have filed all Federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it or any of them to the extent that such taxes have become due and are not being contested in good faith, except for the filing of those returns, and the paying of those taxes, the failure to file or pay, respectively, individually or in the aggregate, would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company and the Subsidiaries, as applicable.

                 (xxiii) Certain Actions. Neither the Company nor, to the Company's best knowledge, any of its affiliates or any of the Subsidiaries or any of their affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

                 (xxiv) Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies in the Company's industry.

                 (xxv) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; neither the Company nor any of the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan," or (ii)
         Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                 (xxvi) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company and its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company and its Subsidiaries on the other hand, which is required to be described in the Prospectus which is not so described.

                 (xxvii) Proper Completion of Combination. The Closing (as defined in each Acquisition Agreement) contemplated by each Acquisition Agreement has occurred or is occurring simultaneously with the Closing Time and all conditions to the obligations of the Company under each Acquisition Agreement have been satisfied on or prior to the Closing Time, except for waivers thereof as to which the Underwriters have been informed in writing by the Company at or prior to the Closing Time. At or prior to the Closing Time, each Founding Company has been or will be merged with and into, or acquired by, the Company or a Subsidiary of the Company upon the terms described in the Prospectus, and each Founding Company shall be a wholly-owned direct or indirect subsidiary of the Company.

                 (xxviii) Reserved Shares. Each of the persons identified by the Company to the Underwriters to receive Reserved Shares is a citizen of the United States and currently is a resident of one of the United States.

         (b)     Officer's Certificates.   Any certificate signed by any
officer of the Company or any of its Subsidiaries delivered to the Representative(s) or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.       Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 450,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative(s) to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative(s), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street Atlanta, Georgia, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 9:30 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative(s) and the Company, on each Date of Delivery as specified in the notice from the Representative(s) to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative(s) for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative(s) in the City of New York not later than 10:00 A.M. (Eastern time) on the business day immediately prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative(s) immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representative(s) notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus and will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s), without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative(s) may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange under the symbol IDG and will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company to the holders of securities of the Founding Companies on the Closing Date in connection with the Combination,
(C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         (m) Compliance with Rule 463. The Company shall report to the Commission its use of proceeds from the sale of the Securities as required pursuant to Rule 463 of the 1933 Act Regulations.

         (n) Combination. The Company will (i) use its best efforts to satisfy all conditions to the consummation of the Combination, (ii) use its best efforts to cause each Founding Company to satisfy all conditions to the consummation of the Combination and (iii) promptly notify the Representatives of the occurrence of any event which may result in the non-consummation of the Combination.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities on the New York Stock Exchange and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Kilpatrick Stockton LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, and to the extent necessary, Kilpatrick Stockton LLP may rely as to matters of other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and federal laws on opinions of local counsel reasonably satisfactory to counsel to the Underwriters. Such counsel may also state that they have relied, as to factual matters, upon certificates of officers of the Company and subsidiaries and certificates of public officials.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses
(i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or bylaws of the Company), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative(s). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative(s) shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative(s) shall have received from each of Arthur Andersen LLP, Miller & Co. LLP, Schenck & Associates, SC and Baird, Kurtz & Dobson a letter dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information prepared by them contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representative(s) shall have received from each of Arthur Andersen LLP, Miller & Co. LLP, Schenck & Associates, SC and Baird, Kurtz & Dobson a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion on the New York Stock Exchange, subject only to official notice of issuance.

         (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Lock-up Agreements. At the date of this Agreement, the Representative(s) shall have received an agreement substantially in the form of Exhibit B (a "Lock-up Agreement") hereto signed by the persons listed on Schedule C hereto provided, however, that such persons may during the period set forth in a Lock-up Agreement transfer Common Stock by way of off-market transfers to those of their respective affiliates (as that term is defined in Rule 144 under the Act) which agree in writing with the Representatives to be bound by the provisions of a Lock-up Agreement, and may also during the period set forth in the Lock-up Agreement pledge Common Stock to any person which, prior to such pledge taking effect, agrees to be bound by the provisions of the Lock-up Agreement.

         (j) Combination. Each Founding Company shall have been merged with and into, or acquired by, the Company or a Subsidiary of the Company upon the terms described in the Prospectus simultaneously with the closing of the purchase of the Initial Shares by the Underwriters, and each Founding Company shall be a wholly-owned direct or indirect subsidiary of the Company.

         (k) Credit Agreement. At or before Closing Time, the Company shall have entered into a credit agreement with _______________ pursuant to which the Company shall have available to it a credit facility in the amount of $__________.

         (l) Employment Agreement. At or before Closing Time, the Company shall have entered into an employment agreement with each of Martin S. Pinson, Douglass C. Smith and Jack P. Healey.

         (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:

                 (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                 (ii) Opinion of Counsel for Company. The favorable opinion of Kilpatrick Stockton LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                 (iii) Opinion of Counsel for Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                 (iv) Bring-down Comfort Letter. A letter from each of Arthur Andersen LLP, Miller & Co. LLP, Schenck & Associates, SC and Baird, Kurtz & Dobson, in form and substance satisfactory to the Representative(s) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative(s) pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

         (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative(s) by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.       Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the

         Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, or pursuant to the terms of that certain letter agreement between the Representatives and the Company of even date herewith;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to an Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the final Prospectus as then amended or supplemented if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the final Prospectus as, if applicable, amended or supplemented prior to the Closing Date and (ii) such failure to give or send such final Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and persons having a business relationship with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         SECTION 7.       Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect thereto from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.       Termination of Agreement.

         (a) Termination; General. The Representative(s) may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) there has occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or that is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative(s) or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative(s) at Sears Tower Building, Suite 5500, Chicago, Illinois 60606, attention of Gray Stevens; with a copy to William R. Kunkel, Skadden, Arps, Slate, Meagher & Flom (Illinois), Suite 2100, 333 West Wacker Drive, Chicago, Illinois 60606; and notices to the Company shall be directed to it at 2500 Royal Place, Tucker, Georgia 30084, attention of Martin S. Pinson; with a copy to W. Randy Eaddy, Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia 30309-4530.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    INDUSTRIAL DISTRIBUTION GROUP, INC.



                                    By
                                      -----------------------------------
                                             Name:
                                             Title:


 CONFIRMED AND ACCEPTED,
         as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED



By:
   -----------------------------------
         Authorized Signatory



For themselves and as Representative(s) of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                                              Number of
                                                                                                               Initial
         Name of Underwriter                                                                                  Securities
         -------------------                                                                                  ----------
         Merrill Lynch, Pierce, Fenner & Smith
         Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         The Robinson-Humphrey Company, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .






                                                                                                          ---------------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                          ===============

                                    Sch A-1

                                   SCHEDULE B

                      INDUSTRIAL DISTRIBUTION GROUP, INC.
                        3,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)



         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $__________.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.





                                    Sch B-1

                                   SCHEDULE C

                          List of Persons and Entities
                               Subject to Lock-up


David K. Barth
Charles T. Burkland
Martin C. Burkland
William J. Burkland
William R. Fenoglio
Jack P. Healy
Industrial Distribution Group, Inc.
William J. Janner, Jr.
Charles A. Lingenfelter
William T. Parr
Martin S. Pinson
George L. Sachs, Jr.
Richard M. Seigel
Andrew B. Shearer
Douglass C. Smith
Paul Smith
Thomas W. Stewart
Roy R. Woleben
Robert C. Skidmore
John Zimmer
[OTHER PERSONS RECEIVING COMPANY STOCK BEFORE THE OFFER]





                                    Sch C-1

                                   SCHEDULE D

                           List of Founding Companies


Associated Suppliers, Inc.
B & J Industrial Supply Company
Cramer Industrial Supplies, Inc.
Grinding Supplies Company
Industrial Distribution Group, Inc. ("Predecessor-IDG")
J.J. Stangel Co.
Shearer Industrial Supply Co.
Slater Industrial Supply, Inc.
Tri-Star Industrial Supply, Inc.





                                    Sch D-1

                                                                     Exhibit A-1


                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                 (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                 (iv) As of the Closing Date, the Company has authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"); prior to the closing of the transactions contemplated by each of the Acquisition Agreements and the issuance of shares of Common Stock as contemplated thereby and by the Purchase Agreement, the Company had issued and outstanding 129,749 shares of Common Stock and no shares of Preferred Stock; upon consummation of the Combination and the issuance of 3,330,224 shares of Common Stock as contemplated by the Acquisition Agreements, (which, together with the 129,749 shares of Common Stock issued prior to the Combination, are all the shares of Common Stock issued or to be issued prior to the issuance and sale of the Securities), but without giving effect to the issuance of the Securities pursuant to the terms of this Agreement, the Company will have issued and outstanding 3,459,973 shares of Common Stock and no shares of Preferred Stock. All of such shares of Common Stock have been duly authorized and, when issued and delivered to the purchasers thereof against payment therefor as provided in the Acquisition Agreements, will be validly issued, fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company, arising by operation of law or under the Certificate of Incorporation or bylaws of the Company and to our knowledge under any agreement to which the Company or its Subsidiaries are parties. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to

                                     A-1-1
         issue any shares of, capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                 (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder.

                 (vi) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law under the Certificate of Incorporation or By-Laws of the Company or to the best of our knowledge under any agreement to which the Company is a party.

                 (vii) Each subsidiary of the Company existing on the date prior to the date of this opinion letter, which does not include any Founding Company (such existing subsidiaries are collectively referred to herein as "Existing Subsidiaries" and individually referred to as an "Existing Subsidiary"), and, based solely on opinions of counsel to each Founding Company, the names of which firms are set forth on schedule 1 hereto, upon which we rely with your permission (collectively the "Founding Company Counsel Opinions"), each Founding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all the issued and outstanding capital stock of each Existing Subsidiary, and, based solely on the Founding Company Counsel Opinions, of each Founding Company has been duly authorized and validly issued, is fully paid and non-assessable; after giving effect to the Combination, and with respect to a Founding Company, based solely on a review of the stock records and minute books of each Founding Company; all of the issued and outstanding capital stock of each Existing Subsidiary and each Founding Company will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, shareholders agreement, or voting trust and no options, warrants or other rights to purchase, agreements, or other obligations to issue or other rights to convert any other obligations into shares of capital stock or ownership interests in any Existing Subsidiary or Founding Company is outstanding; none of the outstanding shares of the capital stock of any Existing Subsidiary or, based solely on the Founding Company Counsel Opinions, of any Founding Company was issued in violation of the preemptive or similar rights of any security holder thereof arising by operation of law, under its

                                     A-1-2
         charter or by-laws or to the best of our knowledge under any agreement to which any Existing Subsidiary or Founding Company, as the case may be, is a party.

                 (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                 (ix) Based solely on a telephone conversation between _____ of the Staff and Jan M. Davidson of this firm, the Registration Statement, not including any Rule 462(b) Registration Statement, which was effective upon filing, has been declared effective under the 1933 Act as of _______, 1997; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                 (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and other financial information derived therefrom and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                 (xi) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                 (xii) The Securities, subject to official notice of issuance, have been duly approved for listing on the New York Stock Exchange. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation, as amended, and bylaws of the Company and the requirements of the New York Stock Exchange.

                 (xiii) To the best of our knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Combination or the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations


                                     A-1-3
         thereunder or the performance by the Company of its obligations in connection with the Combination.

                 (xiv) The information in the Prospectus under "Description of Capital Stock," "Risk Factors--Legal Proceeding," "Business--Legal Matters," and "Shares Eligible for Future Sale" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's Certificate of Incorporation, as amended, and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and fairly presents the information set forth therein.

                 (xv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not so described.

                 (xvi) All descriptions in the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                 (xvii) To the best of our knowledge and, with respect to each Founding Company, based solely on the respective Founding Company Counsel Opinion, neither the Company, any Founding Company nor any Existing Subsidiary is in violation of its charter or by-laws, and no default by the Company, any Founding Company or any Existing Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement (a "Material Contract").

                 (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, either federal or Delaware (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the Securities.

                 (xix) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the Combination, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus


                                     A-1-4
         under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Founding Company (based solely on the respective Founding Company Opinions) or any Existing Subsidiary pursuant to any Material Contract, (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, any Founding Company (based solely on the respective Founding Company Opinions) or any Existing Subsidiary, any law, statute, rule, regulation, which in our experience are applicable to transactions of this type, or any judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

                 (xx) To the best of our knowledge, there are no agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities in a registration statement filed under the 1933 Act.

                 (xxi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                 (xxii) Each Acquisition Agreement (which have been filed with the Commission as exhibits to the Registration Statement) with respect to the Combination has been duly and validly authorized, executed and delivered by the Company, the respective Founding Company and the respective Existing Subsidiary and constitutes the valid and binding obligation of each of the Company, each Founding Company (based solely on the respective Founding Company Opinion) and the respective Existing Subsidiary enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally, or as may be modified by a court of equity; to the best of our knowledge, no Founding Company shareholder has elected dissenters rights other than Alvis Jay Waite and no other contractual rights exist giving any of the owners of the Founding Companies any preemptive rights or rights of first offer or first refusal with respect to the Securities.

                 (xxiii) The transactions contemplated by each Acquisition Agreement have been consummated in accordance with the terms of the respective Acquisition Agreement. Each of the acquisitions of the Founding Companies by an Existing Subsidiary of the Company is effective under the law of the jurisdiction of the surviving entity.


                                     A-1-5

                 (xxiv) The shares of Common Stock issued and sold to the shareholders of the Founding Companies pursuant to the Acquisition Agreements (the "Combination Common Stock") (a) are not be subject to any preemptive or similar rights of any securityholder of the Company arising by operation of law, under the Certificate of Incorporation or by-laws of the Company or to the best of our knowledge under any agreement to which the Company is a party. Based solely upon, as to certain factual matters, the representations and warranties of all of the parties to the Acquisition Agreements and certain other documents delivered in connection therewith (including, but not limited to, investor questionnaires), the sale of the Combination Common Stock will be exempt from the registration requirements of the 1933 Act and will be the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) on the Founding Company Opinions and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Founding Companies and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-1-6

                    FORM OF LOCK-UP FROM DIRECTORS, OFFICERS
                 OR OTHER STOCKHOLDERS PURSUANT TO SECTION 5(I)

                                                                       Exhibit B
                              __________ ___, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated,
The Robinson-Humphrey Company, Inc.
   as Representative(s) of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
              Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:     Proposed Public Offering by Industrial Distribution Group, Inc.

Dear Sirs:

         The undersigned, a stockholder of a Founding Company (as defined in the Purchase Agreement) or an officer or director of Industrial Distribution Group, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and The Robinson-Humphrey Company, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned, as a stockholder of a Founding Company or as an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may, during the 180 days from the date of the Purchase Agreement, transfer Common Stock by way of off-market transfers to its respective affiliates (as that term is defined in Rule 144 under the Securities Act of 1933, as amended) which agree in writing with Merrill Lynch to be bound by the provisions of a Lock-up Agreement (as defined in the Purchase Agreement) and may also pledge Common Stock to any person which, prior to such pledge taking effect, agrees to be bound by the provisions of a Lock-up Agreement (as defined in the Purchase Agreement).

                                        Very truly yours,



                                        Signature: _________________________

                                        Print Name:  _______________________

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations:

                 (i) in our opinion, the audited financial statements [and the related financial statement schedules] included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                 (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim [consolidated] financial statements of the Company for the [three month periods ended _________, 19___ and _________, 19___ , the three and six month periods ended _________, 19___ and _________, 19___ and the three and nine month periods ended _________, 19___ and _________, 19___, included in the Registration
         Statement and the Prospectus (collectively, the "Quarterly Financials")](1), a reading of the unaudited interim [consolidated] financial statements of the Company for the _____-month periods ended _________, 19___ and _________, 19___, included in the Registration
         Statement and the Prospectus (the "____-month financials")]
                                       (2) [, a reading of the latest available
         unaudited interim [consolidated] financial statements of the Company], (3) a reading of the minutes of all meetings of the stockholders and directors of the Company [and its subsidiaries] and the _________________ and __________________ Committees of the
         Company's Board of Directors [and any subsidiary committees] since [day after end of last audited period], inquiries of certain officials of the Company [and its subsidiaries] responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"),



________________________

(1)      Include the appropriate dates of the Quarterly Financials.

(2) Include if non-Quarterly unaudited interim financial statements are included in the Registration Statement.

(3) Include if the most recent unaudited interim financial statements are not included in the Registration Statement.

(4) Note that a review in accordance with Statements on Auditing Standards ("SAS") No. 71 is required for an accountant to give negative assurance on unaudited interim financial information. A review in accordance with SAS No. 71 will only be performed at the
                                                                   (continued..)


                                   Annex A-1
        request of the Company and the accountant's report, if any, related to that review will be addressed only to the Company. Many companies have a SAS No. 71 review performed in connection with the preparation of their Quarterly financial statements. See Codification of Statements on Auditing Standards, AU # 722 for a description of the procedures that constitute such a review. The comfort letter itself should recite that the review was performed and a copy of the report, if any, should be attached to the comfort letter. Any report issued pursuant to SAS No. 71 that is mentioned in the Registration Statement should also be included in the Registration Statement as an exhibit. If a review in accordance with SAS No. 71 has not and will not be performed by the accountants, they should be prepared to perform certain agreed-upon procedures on the interim financial information and to report their findings thereon in the comfort letter. See SAS No. 75 for a discussion of reports related to the accountant's performance of agreed-upon procedures. Any question as to whether a review in accordance with SAS No. 71 will be performed by the accountants should be resolved early. periods](5) and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                 [(A)     the Quarterly Financials included in the Registration
                 Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or any material modifications should be made to the unaudited [consolidated] financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;](6)

                 [( )     the _____-month financials included in the
                 Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _____-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;]
                 (7)




__________________________________

(4)(..continued)

     request of the Company and the accountant's report, if any, related to that review will be addressed only to the Company. Many companies have a SAS No. 71 review performed in connection with the preparation of their Quarterly financial statements. See Codification of Statements on Auditing Standards, AU Section 722 for a description of the procedures that constitute such a review. The comfort letter itself

(5) The relevant periods include interim unaudited condensed consolidated financial statements included or incorporated by reference into the Registration Statement.

(6) Include if the Quarterly financials are included in the Registration Statement.

(7) Include if non-quarterly, unaudited interim financial statements, not just selected unaudited data, are included in the Registration Statement.


                                  Annex A-2

                 ( )      at [_________, 19___ and at](8) a specified date not
                 more than five days(9) prior to the date of this Agreement, there was any change in the ___________ of the Company [and its subsidiaries] or any decrease in the __________ of the Company [and its subsidiaries] or any increase in the __________ of the Company [and its subsidiaries,](10) in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                 ( )      [for the period from _________, 19___ to _________,
                 19___ and ](11) for the period from _________, 19___ to a
                 specified date not more than five days prior to the date of this Agreement, there was any decrease in _________, __________ or ___________,(12) in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

__________________________________

(8) Include, and insert the date of most recent balance sheet of the Company, if those statements are more recent than the unaudited interim financial statements included in the Registration Statement.

(9) According to Example A of SAS No. 72, the specified date should be five calendar days prior to the date of the Underwriting
          Agreement rather than five business days prior to such date. However, in unusual circumstances, five business days may be used.

(10) The blanks should be filled in with significant balance sheet items, selected by the banker and tailored to the issuer's industry in general and operations in particular. While the ultimate decision of which items should be included rests with the banker, comfort is routinely requested for certain balance sheet items, including long-term debt, stockholders' equity, capital stock and net current assets.

(11) Include, and insert dates to describe the period from the date of the most recent financial statements in the Registration
          Statement to the date of the most recent unaudited interim financial statements of the Company, if those dates are different. Regardless of whether this language is inserted or not, the period including five days prior to the date of the Underwriting Agreement should run from the date of the last financial statement included in the Registration Statement, not from the later one that is not included in the Registration Statement.

(12) The blanks should be filled in with significant income statement items, selected by the banker and tailored to the issuer's industry in general and operations in particular. While the ultimate decision of which items should be included rests with the banker, comfort is routinely requested for certain income statement items, including net sales, total and per share amounts of income before extraordinary items and of net income.


                                  Annex A-3

                 (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement [and a reading of the financial statements from which such data were derived], (13) nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited [consolidated] financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles];(14)

                 (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

                 [(v)     based upon the procedures set forth in clause (ii)
         above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for _____________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited [consolidated] financial statements;](15)



__________________________________

(13) Include only if there are selected financial data that have been derived from financial statements not included in the Registration Statement.

(14) In unusual circumstances, the accountants may report on "Selected Financial Data" as described in SAS No. 42, Reporting on
         Condensed Financial Statements and Selected Financial Data, and include in their report in the Registration Statement the paragraph contemplated by SAS No. 42.9. This situation may arise only if the Selected Financial Data do not include interim period data and the five-year selected data are derived entirely from financial statements audited by the auditors whose report is included in the Registration Statement. If the guidelines set forth in SAS No. 42 are followed and the accountant's report as included in the Registration Statement includes the additional language prescribed by SAS No. 42.9, the bracketed language may be eliminated.

(15) This language should be included when the Registration Statement includes earnings or other data for a period after the date of the latest financial statements in the Registration Statement, but the unaudited interim financial statements from which the earnings orother data is derived is not included in the Registration Statement. The blank should be filled in with a description of the financial statement item(s) included.






                                  Annex A-4

                 [(vi)]   we are unable to and do not express any opinion on
         the [Pro Forma Combining Statement of Operations] (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

                          (A)     read the Pro Forma Statement;

                          (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                          (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                          (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

                 on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;(16) and

                 [(vii)]  in addition to the procedures referred to in clause
         (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and





__________________________________

(16) If an audit or a review in accordance with SAS No. 71 has not been performed by the accountants with respect to the underlying historical financial statements, or if negative assurance on the Company's pro forma financial statements is not otherwise available, the accountants should be requested to perform certain other procedures with respect to such pro forma financial statements. See Example O of SAS No. 72.


                                  Annex A-5
         have found such items to be in agreement with, the accounting and financial records of the Company; (17) and

                 [(viii) in addition, we [COMFORT ON A FINANCIAL FORECAST THAT IS INCLUDED IN THE REGISTRATION STATEMENT](18)





__________________________________

(17) This language is intended to encompass all other financial/numerical information appearing in the Registration Statement for which comfort may be given, including (but not limited to) amounts appearing in the Registration Statement narrative and other summary financial data appearing in tabular form (e.g. the capitalization table).

(18) Accountants' services with respect to a financial forecast may be in one of three forms: an examination of the forecast, a compilation of the forecast or the application of agreed-upon Procedures to the forecast. If the accountant is to perform an examination of the forecast included in the Registration Statement, delivery of the related report should be treated separately in Section 5(f) as follows (remember to change subsequent letters accordingly):

                        (f) At the time that this Agreement is executed by the Company, you shall have received from ___________________ a report, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such report for each of the other Underwriters, stating that, in their opinion, the forecasted financial statements for the [relevant period or periods] included in the Registration Statement are presented in conformity with guidelines for presentation of a forecast established by the AICPA, and that the underlying assumptions provide a reasonable basis for management s forecast.

         If the accountant is to perform a compilation of the forecasted financial statements included in the Registration Statement, delivery of the related report should be treated separately in Section 5(f) as follows:

                        (f) At the time that this Agreement is executed by the Company, you shall have received from _________________ a report, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such report for each of the other Underwriters, stating that they have compiled the forecasted financial statements for the [relevant period or periods] included in the Registration Statement in accordance with the guidelines established by the AICPA.

         Finally, if the accountant is to perform agreed-upon procedures on a forecast included in the Registration Statement, SAS No. 72 requires that the accountant first prepare acompilation report with respect to the forecast and attach that report to the comfort letter. The accountant may then report on specific procedures performed and findings obtained.




                                   Annex A-6